Exhibit 32.2

Pacific Premier Bancorp, Inc.,

Quarterly Report on Form 10Q
for the Quarter ended September 30, 2003

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Financial Officer of Pacific Premier Bancorp, Inc., and Subsidiaries (the “Company”), does hereby certify pursuant to 18 U.S.C. §1350 that (i) the Quarterly Report on Form 10Q for the quarter ended September 30, 2003, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) or 15(d) of the Exchange Act of 1934; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 10, 2003	/s/ John Shindler
John Shindler
Senior Vice President and Chief Financial Officer